Exhibit 8.1

SUBSIDIARY DIRECTORY OF SUMITOMO MITSUI TRUST HOLDINGS, INC.

The following table sets forth certain basic information for each of our principal consolidated subsidiaries and equity method affiliates as of June 30, 2011.

Name	Jurisdiction of Incorporation	Equity Ownership (%)
The Sumitomo Trust and Banking Company, Limited	Japan	100.00%
The Chuo Mitsui Trust and Banking Company, Limited	Japan	100.00%
Chuo Mitsui Asset Trust and Banking Company, Limited	Japan	100.00%
Chuo Mitsui Asset Management Company, Limited	Japan	100.00%
STB Asset Management Co., Ltd.	Japan	100.00%
Nikko Asset Management Co., Ltd.	Japan	98.60%
Chuo Mitsui Capital Company Limited	Japan	100.00%
STB Investment Corporation	Japan	100.00%
STB Real Estate Investment Management Co., Ltd.	Japan	100.00%
Chuo Mitsui Trust Realty Company, Limited	Japan	100.00%
Top REIT Asset Management Co., Ltd.	Japan	38.00%
Mitsui & Co., Logistics Partners Ltd.	Japan	29.00%
Japan Trustee Services Bank, Ltd.	Japan	66.67%
STB Research Institute Co., Ltd.	Japan	100.00%
Sumishin Realty Company Limited	Japan	100.00%
Chuo Mitsui Realty Company Limited	Japan	55.00%
Tokyo Securities Transfer Agent Co., Ltd.	Japan	100.00%
Japan TA Solution, Ltd.	Japan	80.00%
Japan Stockholders Data Service Company, Limited	Japan	50.00%
Japan Pension Operation Service, Ltd.	Japan	50.00%
Sumishin Real Estate Loan & Finance, Ltd.	Japan	100.00%
Chuo Mitsui Finance Service Co., Ltd.	Japan	100.00%
BUSINEXT CORPORATION	Japan	40.00%
Sumishin Card Company, Limited	Japan	95.00%
Chuo Mitsui Card Co., Ltd.	Japan	93.99%
Sumishin Life Card Company, Limited	Japan	40.00%
Sumishin Panasonic Financial Services Co., Ltd.	Japan	84.89%
STB Wealth Partners Co., Limited	Japan	100.00%
SBI Sumishin Net Bank, Ltd.	Japan	50.00%
Chuo Mitsui Information Technology Co., Ltd.	Japan	100.00%
Suimishin Information Service Company Limited	Japan	100.00%
Chuo Mitsui Guarantee Co., Ltd.	Japan	100.00%
Sumishin Guarantee Company, Limited	Japan	100.00%
Chuo Mitsui Business Co., Ltd.	Japan	100.00%
Chuo Mitsui Loan Business Company, Limited	Japan	100.00%
STB Business Service Company, Limited	Japan	100.00%
Chuo Mitsui Create Company, Limited	Japan	100.00%
HR One Corporation	Japan	35.89%
STB Business Partners Co., Ltd.	Japan	100.00%
CMTB Facilities Company, Limited	Japan	100.00%
The Sumishin Shinko Company Limited	Japan	100.00%
CMTB Equity Investments Co., Ltd.	Japan	100.00%
Sumitomo Trust and Banking Co. (U.S.A.)	United States	100.00%
Sumitomo Trust and Banking (Luxembourg) S.A.	Luxembourg	100.00%
Chuo Mitsui Trust International Limited	United Kingdom	100.00%
The Sumitomo Trust Finance (H.K.) Ltd.	China	100.00%
Chuo Mitsui Investments Hong Kong Ltd.	China	100.00%
STB Consulting (China) Co., Ltd.	China	100.00%
Zijin Trust Co., Ltd.	China	19.99%
Rongtong Fund Management Co., Ltd.	China	40.00%

8.1-1